                                                                    Exhibit 3-15
--------------------------------------------------------------------------------

                        The Commonwealth of Massachusetts
                                   Paul Guzzi
                          Secretary of the Commonwealth
                                   State House
                               Boston, Mass. 02133
                             ARTICLES OF ORGANIZATION
                              (Under G.L. Ch. 156B)
                                  Incorporators

   Name                                 Post Office Address

Include given name in full in case of natural persons; in case of a corporation, give state of incorporation

        David Solomont                  40 Georgia Avenue, Lowell, Mass. 01851

        Harriet A. Kahn                 24 Manor House Road, Newton, Mass. 02159

        Meyer Solomont                  P.O. Box 858, Lowell, Mass. 01853

   The above-named incorporator(s) do hereby associate (themselves) with the intention of forming a corporation under the provisions of General Laws, Chapter 156B and hereby state(s):

1.  The name by which the corporation shall be known is:

       Academy Nursing Home, Inc.

2.  The purposes for which the corporation is formed are as follows:

       To own, operate and maintain a convalescent and nursing home at 89 Morton Street, Andover, Massachusetts, and to do all things necessary and incidental thereto.



NOTE: If provisions for which the space provided under Articles 2, 4, 5 and 6 is not sufficient, additions should be set out on continuation sheets to be numbered 2A, 2B, etc. Indicate under each Article where the provision is set out. Continuation sheets shall be on 81/2" x 11" paper and must have a left-hand margin 1-inch for binding. Only one side should be used.

3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized is as follows:

   Class of Stock        Without Par Value   With Par Value
                         Number of Shares    Number of Shares      Par Value      Amount

      Preferred                None                None                           $

       Common                 12,500               None

*4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established: NONE

*5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

       AS PRINTED ON THE CERTIFICATE

*6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders: NONE.

*If there are no provisions state "None".

7. By-laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are set out below, have been duly elected.

8. The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if later date is desired, specify date, (not more than 30 days after date of filing.)

9. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

    a. The post office address of the initial principal office of the corporation in Massachusetts is:

           89 Morton Street, Andover, Mass. 01810

    b. The name, residence and post office address of each of the initial directors and following officers of the corporation are as follows:

                     NAME                   RESIDENCE                   POST OFFICE ADDRESS
                                            40 Georgia Avenue           40 Georgia Avenue
President:      David Solomont              Lowell, Mass. 01851         Lowell, Mass. 01851
-------------------------------------------------------------------------------------------
                                            37 Lincoln Parkway          P.O. Box 858
Treasurer:      Meyer Solomont              Lowell, Mass. 01851         Lowell, Mass. 01853
-------------------------------------------------------------------------------------------
                                            37 Lincoln Parkway          P.O. Box 858
Clerk:          Meyer Solomont              Lowell, Mass. 01851         Lowell, Mass. 01853
-------------------------------------------------------------------------------------------
Directors:      David Solomont              40 Georgia Ave.             40 Georgia Ave.
                                            Lowell, Mass. 01851         Lowell, Mass. 01851

                Harriet A. Kahn             24 Manor House Rd.          24 Manor House Rd.
                                            Newton, Mass. 02159         Newton, Mass. 02159

                Meyer Solomont              37 Lincoln Parkway          P.O. Box 858
                                            Lowell, Mass. 01851         Lowell, Mass. 01853

   c. The date initially adopted on which the corporation's fiscal year ends is:
         Calendar year

   d. The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:
         Third Tuesday of April

   e. The name and business address of the resident agent, if any, of the corporation is:

      IN WITNESS WHEREOF and under the penalties of perjury the above-named INCORPORATOR(S) sign(s) these Articles of Organization this third day of January 1977.

                                 /s/ [graphic of signature omitted]
                                 ----------------------------------------

                                 /s/ [graphic of signature omitted]
                                 ----------------------------------------

                                 /s/ [graphic of signature omitted]
                                 ----------------------------------------

The signature of each incorporator which is not a natural person must be by an individual who shall show the capacity in which he acts and by signing shall represent under the penalties of perjury that he is duly authorized on its behalf to sign these Articles of Organization.

                        THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF ORGANIZATION
                     GENERAL LAWS, CHAPTER 156B, SECTION 12

================================================================================

      I hereby certify that upon examination of the within-written articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $125.00 having been paid, said articles are deemed to have been filed with me this 15th day of April 1977.

Effective date                             /s/ Paul Guzzi
                                           -------------------------------
                                           Paul Guzzi
                                           Secretary of the Commonwealth


                         TO BE FILLED IN BY CORPORATION
               PHOTO COPY OF ARTICLES OF ORGANIZATION TO BE SENT

   TO:

                              Solomon & Bernstein
                                Attorneys at Law
                        170 Merrimack Street, Suite 221
                          Lowell, Massachusetts 01852

   Telephone: 458 - 6339


FILING FEE: 1/20 of 1% of the total amount of the authorized capital stock with par value, and one cent a share for all authorized shares without par value, but not less than $125. General Laws, Chapter 156B. Shares of stock with a par value of less than one dollar shall be deemed to have par value of one dollar per share.

                                                         Copy Mailed APR 26 1977